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                                                                   EXHIBIT 10.17
                                PROMISSORY NOTE
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$20,000
                                                                December 1, 1995
                                                        Cambridge, Massachusetts


     FOR VALUE RECEIVED, Kenneth Marshall, a Massachusetts resident (the "Maker") hereby promises to pay to Giga Information Group, Inc., a Delaware corporation ("Lender"), the principal sum of Twenty Thousand Dollars ($20,000) on December 1, 1996 upon demand of Lender, together with interest on such principal sum from the date of this note until paid in full.

     Interest shall accrue on the unpaid balance of this Note at the minimum per annum rate, compounded annually, required to avoid the imputation of income to the Maker under the Federal tax law which on the date hereof is five and 73/100 percent (5.74%) per annum.

     All payments shall be made in lawful money of the United States of America to the Lender at Cambridge, Massachusetts or at such other place as the Lender may from time to time designate in writing to the Maker. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Prepayment of principal, together with accrued interest, may be made at any time without penalty.

     The entire unpaid balance of the principal sum of this Note, together with accrued and unpaid interest on that balance, shall become immediately due and payable upon the demand of the Lender or upon the execution by the Maker of a general assignment for the benefit of creditors, the filing by or against the Maker of any petition in bankruptcy or any petition for relief under the provisions of the Federal Bankruptcy Act or any other state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of thirty (30) days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Maker (together "Events of Default").

     Acceptance by Lender of any partial payment shall not be deemed to constitute a waiver by Lender to require prompt payment of all sums when demanded.

     In the event of any action to enforce payment of this Note, in addition to all other relief, the prevailing party in such action shall be entitled to reasonable attorneys' fees and expenses. The Maker hereby waives presentment, protest and demand, notice of protest, demand, nonpayment and dishonor.

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     This Note is to be governed by and construed in accordance with the laws of the State of Massachusetts as applied to agreements among Massachusetts residents entered into and to be performed entirely within Massachusetts.


                                               /s/ Kenneth E. Marshall
                                               -------------------------------
                                               Kenneth Marshall

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